EXHIBIT 2

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 5/1/25, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
3/10/2025	Buy	6,585	49.61
3/11/2025	Buy	7,419	49.56
3/12/2025	Buy	6,228	49.63
3/13/2025	Buy	5,851	49.41
3/14/2025	Buy	4,368	49.89
3/17/2025	Buy	14,260	50.12
3/18/2025	Buy	8,178	50.12
3/19/2025	Buy	12,021	50.84
3/20/2025	Buy	7,491	50.65
3/21/2025	Buy	798	50.34
3/24/2025	Buy	36,430	51.10
3/25/2025	Buy	12,820	51.40
3/26/2025	Buy	18,580	51.32
3/27/2025	Buy	8,552	51.05
3/28/2025	Buy	2,653	50.81
4/1/2025	Buy	6,442	50.50
4/3/2025	Buy	2,142	49.73
4/4/2025	Buy	9,298	47.68
4/7/2025	Buy	12,537	45.80
4/8/2025	Buy	7,395	45.93
4/9/2025	Buy	6,906	45.58
4/10/2025	Buy	12,250	48.28
4/11/2025	Buy	2,104	48.77
4/14/2025	Buy	3,950	49.65
4/15/2025	Buy	3,165	49.81
4/16/2025	Buy	2,423	49.29
4/17/2025	Buy	700	49.13
4/21/2025	Buy	1,900	47.85
4/22/2025	Buy	2,295	48.76

4/23/2025	Buy	1,323	49.73
4/24/2025	Buy	1,610	50.07
4/25/2025	Buy	6,257	49.91
4/28/2025	Buy	3,457	50.24
4/29/2025	Buy	8,095	50.36
4/30/2025	Buy	300	49.86
5/1/2025	Buy	9,280	51.33